Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2014 Second Quarter Results

Highest Gross Margin in Six Quarters
Progress on Strategic Actions to Focus on Core Business and Improve Efficiency

NEW YORK, NY - July 31, 2014 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2014.

2014 Second Quarter Summary

•	Revenue of $167.4 million, down 2.3 percent from the second quarter of 2013, or 4.4 percent in constant currency.

•
Gross margin of $62.8 million, an increase of 3.8 percent from the second quarter of 2013, or 1.9 percent in constant currency. This quarter's gross margin was the highest dollar level achieved by the company since the fourth quarter of 2012.

•
Adjusted EBITDA* loss of $0.8 million, an improvement of 68.2 percent or 63.9 percent in constant currency, as compared with a loss of $2.5 million in the same period last year. Adjusted EBITDA included $1.3 million of charges related to the proxy contest and strategic actions.

•	Adjusted EBITDA* loss of $2.9 million in the first half of 2014, as compared with a loss of $7.4 million in the first half of 2013, an improvement of 61.3 percent or 59.2 percent in constant currency.

•	Restructuring charges of $1.1 million in the second quarter of 2014, as compared with $1.2 million in the second quarter of 2013.

•	Net loss of $4.4 million, or $0.13 per basic and diluted share, as compared with net loss of $5.8 million, or $0.18 per basic and diluted share in the same period last year.

* Adjusted EBITDA is defined in the segment tables at the end of this release.

Year-over-year gross margin growth in the company’s core business lines and geographies was widespread, including 4 percent in Asia Pacific, 9 percent in Europe, and 50 percent in RPO in the Americas, all in constant currency. This growth more than offset the decline in our eDiscovery unit in the Americas.

“We delivered gross margin growth in our major markets and continued to make substantial improvements to our bottom line,” said Manolo Marquez, chairman and chief executive officer at Hudson. “Our second quarter results are a clear indication that the changes we have put in place are translating to growth and improved financial performance, and will accelerate our path to sustained profitability.”

Stephen Nolan, chief financial officer at Hudson said, “Our focus on disciplined execution, strategic investments, and business efficiencies have resulted in improved performance across most markets and practices.”

Strategic Actions

As was previously announced, the company engaged Duff & Phelps to begin exploring opportunities to divest the Legal eDiscovery business, and focus on the company’s core businesses that are expected to maximize stockholder value. On July 29, 2014, the company’s management and board of directors approved the plan for divestiture of the Legal eDiscovery business, which is expected to be completed within 12 months.

In addition, the company engaged AlixPartners, LLP, a premier consulting firm in the areas of organization design and operational improvement, to assist management in a comprehensive assessment of the company’s organization and operations. The engagement with AlixPartners was focused on identifying opportunities to better align the organization model to a more focused business after the divestiture of eDiscovery, to support future growth in core areas, and improve operating efficiencies and effectiveness. Based upon this work, management recommended and the board of directors approved on July 29, 2014 actions including the optimization of real estate and integration of support services and systems at the regional and corporate level. These initiatives are expected to result in a restructuring charge of up to $7 million which is expected to be taken over the next twelve months, depending on the timing of other strategic actions such as the sale of the company’s eDiscovery business. The company expects an ongoing annualized return of 1.5 - 2.0x the charge.

Regional Highlights

Americas

Americas' gross margin decreased 24 percent in the second quarter as compared with the same period in 2013. RPO continued to deliver strong results with 50 percent gross margin growth in the second quarter, after becoming the largest practice in the Americas on a gross margin basis in the first quarter of 2014. This growth was offset by declines in Legal eDiscovery and IT of 45 percent and 19 percent, respectively. The quarterly decline in Gross Margin, combined with an unusually significant increase in medical costs, resulted in an adjusted EBITDA loss of $0.1 million for the second quarter, compared with adjusted EBITDA of $1.5 million, or 4.1 percent of revenue for the same quarter a year ago.

Asia Pacific

Asia Pacific’s gross margin increased 4 percent in constant currency in the second quarter as compared with the same period in 2013. This was the second consecutive quarter of year-over-year gross margin growth, with all business lines contributing in both quarters. More specifically, growth in the region was driven by strength in talent management and permanent recruitment in China, and Australia. Gross margin increased 30 percent in China in the quarter against the prior year. And in Australia, gross margin increased 6 percent, outperforming the company’s major competitors. Talent management delivered 19 percent growth in Asia Pacific, led by large assessment and career transition projects in Australia. A concerted effort to increase front office staff in its highest potential markets and practices in Asia Pacific resulted in a 28 percent increase in fee-earners in the quarter as compared to prior year. The company expects further growth and market share gains in the region as the productivity of these new fee-earners increases. Cost reductions in support areas and real estate, together with top-line growth generated adjusted EBITDA of $1.0 million, or 1.5 percent of revenue, as compared to $0.7 million, or 1.1 percent of revenue in the second quarter of 2013.

Europe

Europe's gross margin increased 9 percent in constant currency compared with the second quarter of 2013. Against prior year, the region experienced gross margin growth in most countries. Particularly strong growth occurred in permanent recruitment in the UK and Belgium, up 18 percent and 27 percent in constant currency, respectively. Talent management in Continental Europe also grew in the quarter driven by Belgium and France, with gross margin up 7 percent compared with the prior year. Europe delivered adjusted EBITDA of $3.2 million, or 4.2 percent of revenue, as compared with adjusted EBITDA of $0.1 million, or 0.1 percent of revenue for the quarter a year ago.

Liquidity and Capital Resources

The company ended the second quarter of 2014 with $51.9 million in liquidity, composed of $17.9 million in cash and $34.1 million in availability under its credit facilities. This included $13.1 million of availability from the RBS facility, which will expire on August 4, 2014 and which the company expects to replace with separate facilities for the US and UK prior to such expiration date. This compares with $22.1 million in cash and $35.8 million in availability under its credit facilities at the end of the first quarter of 2014, and $28.3 million in cash and $35.8 million in availability under its credit facilities at the end of the second quarter of 2013. The company used $4.6 million in cash flow from operations during the quarter, and had $2.2 million in outstanding borrowings at the end of the second quarter.

Business Outlook

Given current economic conditions, the company expects third quarter 2014 revenue of between $165 million and $175 million and adjusted EBITDA of between negative $2 million and breakeven at prevailing exchange rates. In the third quarter of 2013, revenue was $163.6 million and adjusted EBITDA was a loss of $2.9 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives, including the divestiture of its Legal eDiscovery business; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the negative cash flows and operating losses that the company has experienced in recent periods and may experience from time to time in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to activist stockholders; and risks related to limited availability under the company’s credit facilities. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$167,365	$171,360	$329,226	$337,037
Direct costs	104,554	110,856	208,885	219,857
Gross margin	62,811	60,504	120,341	117,180
Operating expenses:
Selling, general and administrative expenses	63,612	63,023	123,214	124,613
Depreciation and amortization	1,514	1,656	3,002	3,304
Business reorganization expenses	1,117	1,249	1,231	3,231
Total operating expenses	66,243	65,928	127,447	131,148
Operating income (loss)	(3,432)	(5,424)	(7,106)	(13,968)
Non-operating income (expense):
Interest income (expense), net	(206)	(155)	(350)	(300)
Other income (expense), net	(321)	(94)	(523)	177
Income (loss) before provision for income taxes	(3,959)	(5,673)	(7,979)	(14,091)
Provision for (benefit from) income taxes	415	138	939	(39)
Net income (loss)	$(4,374)	$(5,811)	$(8,918)	$(14,052)
Earnings (loss) per share:
Basic	$(0.13)	$(0.18)	$(0.27)	$(0.43)
Diluted	$(0.13)	$(0.18)	$(0.27)	$(0.43)
Weighted-average shares outstanding:
Basic	32,752	32,717	32,697	32,532
Diluted	32,752	32,717	32,697	32,532

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$17,853	$37,378
Accounts receivable, less allowance for doubtful accounts of $1,152 and $1,108, respectively	100,508	85,901
Prepaid and other	10,381	8,762
Total current assets	128,742	132,041
Property and equipment, net	14,900	13,822
Deferred tax assets, non-current	6,487	7,124
Other assets	5,791	5,842
Total assets	$155,920	$158,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,177	$9,747
Accrued expenses and other current liabilities	57,574	54,722
Short-term borrowings	2,183	476
Accrued business reorganization expenses	2,292	3,810
Total current liabilities	70,226	68,755
Deferred rent and tenant improvement contributions	7,556	6,120
Income tax payable, non-current	2,929	3,872
Other non-current liabilities	6,600	5,697
Total liabilities	87,311	84,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,134 and 33,543 shares, respectively	34	34
Additional paid-in capital	476,193	475,461
Accumulated deficit	(426,340)	(417,422)
Accumulated other comprehensive income	19,178	17,173
Treasury stock, 127 and 211 shares, respectively, at cost	(456)	(861)
Total stockholders’ equity	68,609	74,385
Total liabilities and stockholders' equity	$155,920	$158,829

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$26,263	$65,101	$76,001	$—	$167,365
Gross margin, from external customers	$7,066	$24,519	$31,226	$—	$62,811
Adjusted EBITDA (loss) (1)	$(139)	$996	$3,203	$(4,861)	$(801)
Business reorganization expenses (recovery)	3	1,114	—	—	1,117
Non-operating expense (income), including corporate administration charges	740	463	1,582	(2,464)	321
EBITDA (loss) (1)	$(882)	$(581)	$1,621	$(2,397)	$(2,239)
Depreciation and amortization expenses					1,514
Interest expense (income), net					206
Provision for (benefit from) income taxes					415
Net income (loss)					$(4,374)

For The Three Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,327	$62,869	$71,164	$—	$171,360
Gross margin, from external customers	$9,245	$24,276	$26,983	$—	$60,504
Adjusted EBITDA (loss) (1)	$1,542	$713	$87	$(4,856)	$(2,514)
Business reorganization expenses (recovery)	325	—	556	368	1,249
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	825	490	1,686	(2,908)	93
EBITDA (loss) (1)	$386	$223	$(2,155)	$(2,316)	$(3,862)
Depreciation and amortization expenses					1,656
Interest expense (income), net					155
Provision for (benefit from) income taxes					138
Net income (loss)					$(5,811)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$26,863	$56,430	$78,568	$—	$161,861
Gross margin, from external customers	$6,666	$20,911	$29,952	$—	$57,529
Adjusted EBITDA (loss) (1)	$(649)	$110	$2,353	$(3,887)	$(2,073)
Business reorganization expenses (recovery)	91	—	23	—	114
Non-operating expense (income), including corporate administration charges	370	415	1,177	(1,761)	201
EBITDA (loss) (1)	$(1,110)	$(305)	$1,153	$(2,126)	$(2,388)
Depreciation and amortization expenses					1,488
Interest expense (income), net					144
Provision for (benefit from) income taxes					524
Net income (loss)					$(4,544)

For The Three Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$34,842	$58,274	$70,471	$—	$163,587
Gross margin, from external customers	$9,073	$21,348	$25,375	$—	$55,796
Adjusted EBITDA (loss) (1)	$1,295	$(460)	$440	$(4,158)	$(2,883)
Business reorganization expenses (recovery)	208	—	152	368	728
Non-operating expense (income), including corporate administration charges	433	(335)	913	(1,307)	(296)
EBITDA (loss) (1)	$654	$(125)	$(625)	$(3,219)	$(3,315)
Depreciation and amortization expenses					1,529
Interest expense (income), net					158
Provision for (benefit from) income taxes					45
Net income (loss)					$(5,047)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$53,126	$121,532	$154,568	$—	$329,226
Gross margin, from external customers	$13,731	$45,430	$61,180	$—	$120,341
Adjusted EBITDA (loss) (1)	$(788)	$1,107	$5,556	$(8,749)	$(2,874)
Business reorganization expenses (recovery)	93	1,115	23	—	1,231
Non-operating expense (income), including corporate administration charges	1,112	876	2,760	(4,226)	522
EBITDA (loss) (1)	$(1,993)	$(884)	$2,773	$(4,523)	$(4,627)
Depreciation and amortization expenses					3,002
Interest expense (income), net					350
Provision for (benefit from) income taxes					939
Net income (loss)					$(8,918)

For The Six Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$74,549	$119,070	$143,418	$—	$337,037
Gross margin, from external customers	$17,389	$45,768	$54,023	$—	$117,180
Adjusted EBITDA (loss) (1)	$1,184	$285	$(25)	$(8,871)	$(7,427)
Business reorganization expenses (recovery)	308	102	2,427	394	3,231
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	1,430	827	3,155	(5,589)	(177)
EBITDA (loss) (1)	$(560)	$(644)	$(5,607)	$(3,676)	$(10,487)
Depreciation and amortization expenses					3,304
Interest expense (income), net					300
Provision for (benefit from) income taxes					(39)
Net income (loss)					$(14,052)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2014	2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$26,263	$37,327	$(12)	$37,315
Hudson Asia Pacific	65,101	62,869	(1,776)	61,093
Hudson Europe	76,001	71,164	5,468	76,632
Total	$167,365	$171,360	$3,680	$175,040
Gross margin:
Hudson Americas	$7,066	$9,245	$(11)	$9,234
Hudson Asia Pacific	24,519	24,276	(613)	23,663
Hudson Europe	31,226	26,983	1,787	28,770
Total	$62,811	$60,504	$1,163	$61,667
SG&A (1):
Hudson Americas	$7,239	$7,709	$(14)	$7,695
Hudson Asia Pacific	23,523	23,545	(796)	22,749
Hudson Europe	27,989	26,927	1,675	28,602
Corporate	4,861	4,842	—	4,842
Total	$63,612	$63,023	$865	$63,888
Business reorganization expenses:
Hudson Americas	$3	$325	$—	$325
Hudson Asia Pacific	1,114	—	—	—
Hudson Europe	—	556	15	571
Corporate	—	368	—	368
Total	$1,117	$1,249	$15	$1,264
Operating income (loss):
Hudson Americas	$(344)	$961	$4	$965
Hudson Asia Pacific	(920)	(114)	215	101
Hudson Europe	2,831	(888)	67	(821)
Corporate	(4,999)	(5,383)	—	(5,383)
Total	$(3,432)	$(5,424)	$286	$(5,138)
EBITDA (loss):
Hudson Americas	$(882)	$386	$8	$394
Hudson Asia Pacific	(581)	223	190	413
Hudson Europe	1,621	(2,155)	(22)	(2,177)
Corporate	(2,397)	(2,316)	—	(2,316)
Total	$(2,239)	$(3,862)	$176	$(3,686)

(1) SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (Continued)
(in thousands) (unaudited)

	Six Months Ended June 30,
	2014	2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$53,126	$74,549	$(35)	$74,514
Hudson Asia Pacific	121,532	119,070	(7,303)	111,767
Hudson Europe	154,568	143,418	9,535	152,953
Total	$329,226	$337,037	$2,197	$339,234
Gross margin:
Hudson Americas	$13,731	$17,389	$(33)	$17,356
Hudson Asia Pacific	45,430	45,768	(2,390)	43,378
Hudson Europe	61,180	54,023	3,146	57,169
Total	$120,341	$117,180	$723	$117,903
SG&A (1):
Hudson Americas	$14,551	$16,208	$(36)	$16,172
Hudson Asia Pacific	44,254	45,439	(2,575)	42,864
Hudson Europe	55,661	54,106	2,950	57,056
Corporate	8,748	8,860	—	8,860
Total	$123,214	$124,613	$339	$124,952
Business reorganization expenses:
Hudson Americas	$93	$308	$—	$308
Hudson Asia Pacific	1,115	102	(8)	94
Hudson Europe	23	2,427	141	2,568
Corporate	—	394	—	394
Total	$1,231	$3,231	$133	$3,364
Operating income (loss):
Hudson Americas	$(1,308)	$369	$3	$372
Hudson Asia Pacific	(1,555)	(1,473)	312	(1,161)
Hudson Europe	4,804	(3,276)	2	(3,274)
Corporate	(9,047)	(9,588)	—	(9,588)
Total	$(7,106)	$(13,968)	$317	$(13,651)
EBITDA (loss):
Hudson Americas	$(1,993)	$(560)	$13	$(547)
Hudson Asia Pacific	(884)	(644)	184	(460)
Hudson Europe	2,773	(5,607)	(202)	(5,809)
Corporate	(4,523)	(3,676)	—	(3,676)
Total	$(4,627)	$(10,487)	$(5)	$(10,492)

(1) SG&A is a measure that management uses to evaluate the segments’ expenses.